UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2014

3D Pioneer Systems, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22, Hanover Square, west Central, London, United Kingdom, W1S 1JP
(Address of principal executive offices, including zip code)

0044-203-700-8925
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01              Entry into a Material Definitive Agreement

On January 15, 2014, 3D Pioneer Systems, Inc., a Nevada corporation (the “Corporation”) entered into a Consulting Agreement (the “Agreement”) with Alexandros Tsingos, our sole officer and director (“Tsingos”), a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1, pursuant to which Tsingos shall provide business consulting services to the Corporation as the Corporation’s President and Chief Executive Officer in exchange of a consulting fee.  The material terms of the Agreement with Tsingos are as follows: a) the Agreement shall retroactively go into effect as of November 1, 2013; b) Tsingos’ shall be paid a consulting fee of $7,500 a month for the first 6 months of the Agreement, $8,000 a month for the 6 months thereafter, and $10,000 a month for the durration of the term of the Agreement; and c) the consulting services to be provided by Tsingos under the Agreement shall terminate on October 31, 2016, unless terminated earlier.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Consulting Agreement with Alexandros Tsingos, dated January 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Alexandros Tsingos
Alexandros Tsingos, President and Director

Dated: January 21, 2014